Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-180503 on Form F-3 of our reports dated March 11, 2013, relating to the consolidated financial statements of UnionBanCal Corporation and subsidiaries (the “Company”) and the effectiveness of the Company’s internal control over financial reporting, appearing in the Annual Report on Form 10-K of UnionBanCal Corporation for the year ended December 31, 2012.

/s/ DELOITTE & TOUCHE LLP

San Francisco, California

March 11, 2013